TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES


Portfolio: US Fixed Income  Portfolio       Security Description: 10 Year Dollar
           --------------- ----------                             Global Bonds
                                                                  --------------

Issuer: Inter-American Development          Offering Type:  U.S. Registered
        Bank 5.375% 11/18/08                (US Registered, Eligible Muni,
                                            Eligible Foreign, Eligible 144A)

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                                                                                                       In Compliance
               REQUIRED INFORMATION                 ANSWER            APPLICABLE RESTRICTION              (Yes/No)

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 1.  Offering Date                               Nov. 10, 1998   None                                       N/A
                                                 -------------                                              ---

 2.  Trade Date                                  Nov. 10,1998    Must be the same as #1                      Y
                                                 ------------                                                -

 3.  Unit Price of Offering                         99.504%      None                                       N/A
                                                    -------                                                 ---

 4.  Price Paid per Unit                            99.504%      Must not exceed #3                          Y
                                                    -------                                                  -

 5.  Years of Issuer's Operations                     39         Must be at least three years *              Y
                                                      --                                                     -

 6.  Underwriting Type                               Firm        Must be firm                                Y

 7.  Underwriting Spread                             .325%       Investment Adviser determination
                                                     -----       to be made                                 N/A
                                                                                                            ---

 8.  Total Price paid by Portfolio                $14,925,600    None                                       N/A
                                                  -----------                                               ---

 9.  Total Size of Offering                      $995,040,000    None                                       N/A
                                                 ------------                                               ---

10.  Total Price Paid by Portfolio plus Total                    #10 divided by #9 must not                  Y
     Price Paid for same securities purchased                    exceed 25% **
     by the same investment adviser for other     $17,089,812
     investment companies

11.  Underwriter(s) from whom the Portfolio                                                                  Y
     purchased (attach a prospectus or          Morgan Stanley   Must not include Investment
     offering circular for a list of all                         Adviser affiliates ***
     syndicate members)

12.  If the affiliate was lead or co-lead            Yes         Must be "Yes" or "N/A"                      Y
     manager, was the instruction listed
     below given to the broker(s) named in
     #11? ****

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The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair Ycompared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.




* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

**** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.